Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS FIRST QUARTER 2019 RESULTS; REAFFIRMS 2019 GUIDANCE

IRVINE, CA, May 8, 2019 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq:SBRA) today announced results of operations for the first quarter of 2019.

RECENT HIGHLIGHTS

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For the first quarter of 2019, net loss attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $(0.44), $0.43, $0.48, $0.46 and $0.47, respectively. Included in net loss per diluted common share were impairments of real estate of $0.58, primarily associated with the Senior Care Centers facilities, write-off of lease intangibles of $0.03 and loss on sale of real estate of $0.01.

•
Our Senior Housing - Managed portfolio produced net income of $1.3 million and $2.8 million for the first quarter of 2019 and 2018, and on a same store basis, produced year-over-year revenue growth of 3.9%, Cash NOI growth of 2.4% and REVPOR growth of 4.6%.

•
On February 25, 2019, we entered into an equity distribution agreement with a consortium of banks acting as sales agents (the “Sales Agents”) to sell shares of our common stock having aggregate gross proceeds of up to $500.0 million from time to time through the Sales Agents (the “ATM Program”).

•
On April 1, 2019, we completed the sale of 28 facilities operated by Senior Care Centers and received gross sales proceeds of $282.5 million as well as a $5.0 million settlement payment from Senior Care Centers (with the remaining $4.5 million of settlement payments payable on or before July 1, 2019). Of the 10 remaining facilities operated by Senior Care Centers, we expect to re-tenant seven facilities to a current operator in the Sabra portfolio and to sell three facilities.

•
On April 1, 2019, we terminated our triple-net master lease with Holiday Retirement (“Holiday”) with respect to all 21 senior housing communities subject to the master lease (the “Holiday Communities”) and concurrently entered into management agreements pursuant to which Holiday will manage the Holiday Communities as part of our Senior Housing - Managed portfolio. In exchange for terminating the Holiday master lease, we received $57.2 million of total cash consideration.

•
On May 8, 2019, we announced that our board of directors declared a quarterly cash dividend of $0.45 per share of common stock. The dividend will be paid on May 31, 2019 to common stockholders of record as of the close of business on May 20, 2019.

•	We reaffirm our previously issued 2019 guidance.
Commenting on the first quarter results, Rick Matros, CEO and Chairman, said, “Sabra delivered a solid quarter with strong performance in our Senior Housing - Managed portfolio. On the Skilled Nursing/Transitional Care portfolio, five of our top seven operators showed improved rent coverage, one was flat and one had lower coverage but not of a concern. The remainder of our triple-net portfolio was effectively uneventful. Our Skilled Nursing/Transitional Care operators are focused on preparing for PDPM that will become effective October 1st, and the feedback we continue to receive around prospects for the new system remain consistently upbeat. That combined with CMS’ recently announced market basket, which is the strongest in years, bodes well for the space going forward. Additionally, we are in the nascent stages of our de-levering activity and so saw modest improvement in our leverage at quarter-end. We remain committed to continuing that process this year as well as extending maturities as market opportunities arise.”
LIQUIDITY
As of March 31, 2019, we had approximately $402.6 million of liquidity, consisting of unrestricted cash and cash equivalents of $22.6 million (excluding joint venture cash and cash equivalents) and available borrowings of $380.0 million under our revolving credit facility. As of March 31, 2019, we also had $500.0 million available under the ATM Program. Pro forma for

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the sale of the 28 Senior Care Centers facilities and the conversion of the Holiday Communities to our Senior Housing - Managed portfolio, available liquidity is increased by $338.7 million to $741.3 million.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2019 first quarter results will be held on Thursday, May 9, 2019 at 10:00 am Pacific Time. The dial-in number for U.S. participants is (844) 862-3710. For participants outside the U.S., the dial-in number is (612) 979-9902. The conference ID number is 9696945. The webcast URL is https://edge.media-server.com/m6/p/sywq4zvv. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the first quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of March 31, 2019, Sabra’s investment portfolio included 437 real estate properties held for investment (consisting of (i) 304 Skilled Nursing/Transitional Care facilities, (ii) 88 Senior Housing communities (“Senior Housing - Leased”), (iii) 23 Senior Housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) and (iv) 22 Specialty Hospitals and Other facilities), 30 assets held for sale, one investment in a direct financing lease, 20 investments in loans receivable (consisting of (i) one mortgage loan, (ii) two construction loans and (iii) 17 other loans), nine preferred equity investments and one investment in an unconsolidated joint venture that owns 172 Senior Housing - Managed communities. As of March 31, 2019, Sabra’s real estate properties held for investment included 43,884 beds/units and its unconsolidated joint venture included 7,652 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our de-levering activity, prospects for the new PDPM system, as well as our expected future financial position, results of operations (including our reaffirmed outlook for the full year 2019), business strategy, and plans and objectives for future operations.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs (“Topic 842”) on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the potential phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”); changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.

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TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenues:
Rental and related revenues	$116,387	$144,255
Interest and other income	3,325	4,338
Resident fees and services	17,061	17,493

Total revenues	136,773	166,086

Expenses:
Depreciation and amortization	44,949	48,005
Interest	36,318	35,818
Triple-net portfolio operating expenses	5,289	—
Senior housing - managed portfolio operating expenses	12,040	12,124
General and administrative	8,178	7,867
Merger and acquisition costs	6	330
Provision for doubtful accounts, straight-line rental income and loan losses	1,207	1,213
Impairment of real estate	103,134	532

Total expenses	211,121	105,889

Other (expense) income:
Other income	171	2,820
Net loss on sales of real estate	(1,520)	(472)

Total other (expense) income	(1,349)	2,348

(Loss) income before (loss) income from unconsolidated joint venture and income tax expense	(75,697)	62,545

(Loss) income from unconsolidated joint venture	(1,383)	446
Income tax expense	(612)	(510)

Net (loss) income	(77,692)	62,481

Net income attributable to noncontrolling interests	(12)	(10)

Net (loss) income attributable to Sabra Health Care REIT, Inc.	(77,704)	62,471

Preferred stock dividends	—	(2,561)

Net (loss) income attributable to common stockholders	$(77,704)	$59,910

Net (loss) income attributable to common stockholders, per:

Basic common share	$(0.44)	$0.34

Diluted common share	$(0.44)	$0.34

Weighted-average number of common shares outstanding, basic	178,385,984	178,294,605

Weighted-average number of common shares outstanding, diluted	178,385,984	178,516,388

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $425,962 and $402,338 as of March 31, 2019 and December 31, 2018, respectively	$5,437,354	$5,853,545
Loans receivable and other investments, net	109,214	113,722
Investment in unconsolidated joint venture	335,701	340,120
Cash and cash equivalents	22,873	50,230
Restricted cash	9,766	9,428
Assets held for sale, net	270,780	—
Lease intangible assets, net	119,667	131,097
Accounts receivable, prepaid expenses and other assets, net	149,790	167,161
Total assets	$6,455,145	$6,665,303

Liabilities
Secured debt, net	$115,188	$115,679
Revolving credit facility	620,000	624,000
Term loans, net	1,187,384	1,184,930
Senior unsecured notes, net	1,307,658	1,307,394
Accounts payable and accrued liabilities	94,809	94,827
Lease intangible liabilities, net	79,328	83,726
Total liabilities	3,404,367	3,410,556

Equity
Common stock, $.01 par value; 250,000,000 shares authorized, 178,419,599 and 178,306,528 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	1,784	1,783
Additional paid-in capital	3,508,987	3,507,925
Cumulative distributions in excess of net income	(462,555)	(271,595)
Accumulated other comprehensive (loss) income	(1,747)	12,301
Total Sabra Health Care REIT, Inc. stockholders’ equity	3,046,469	3,250,414
Noncontrolling interests	4,309	4,333
Total equity	3,050,778	3,254,747
Total liabilities and equity	$6,455,145	$6,665,303

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(77,692)	$62,481
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	44,949	48,005
Amortization of above and below market lease intangibles, net	4,304	(684)
Non-cash interest income adjustments	(562)	(570)
Non-cash interest expense	2,561	2,481
Stock-based compensation expense	2,775	1,135
Straight-line rental income adjustments	(5,468)	(11,563)
Provision for doubtful accounts, straight-line rental income and loan losses	1,207	1,213
Net loss on sales of real estate	1,520	472
Impairment of real estate	103,134	532
Loss (income) from unconsolidated joint venture	1,383	(446)
Distributions of earnings from unconsolidated joint venture	3,037	—
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(9,924)	(1,658)
Accounts payable and accrued liabilities	(17,265)	249
Net cash provided by operating activities	53,959	101,647
Cash flows from investing activities:
Acquisition of real estate	—	(172,001)
Origination and fundings of loans receivable	(2,776)	(13,232)
Origination and fundings of preferred equity investments	—	(928)
Additions to real estate	(5,072)	(11,539)
Repayments of loans receivable	5,251	28,805
Repayments of preferred equity investments	2,087	234
Investment in unconsolidated joint venture	—	(354,461)
Net proceeds from the sales of real estate	6,857	6,743
Net cash provided by (used in) investing activities	6,347	(516,379)
Cash flows from financing activities:
Net repayments of revolving credit facility	(4,000)	(30,000)
Principal payments on secured debt	(849)	(1,061)
Payments of deferred financing costs	(6)	(6)
Distributions to noncontrolling interests	(36)	(37)
Issuance of common stock, net	(2,323)	(499)
Dividends paid on common and preferred stock	(80,260)	(82,789)
Net cash used in financing activities	(87,474)	(114,392)
Net decrease in cash, cash equivalents and restricted cash	(27,168)	(529,124)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	149	(155)
Cash, cash equivalents and restricted cash, beginning of period	59,658	587,449
Cash, cash equivalents and restricted cash, end of period	$32,639	$58,170
Supplemental disclosure of cash flow information:
Interest paid	$42,195	$42,623

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SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Net (loss) income attributable to common stockholders	$(77,704)	$59,910
Add:
Depreciation and amortization of real estate assets	44,949	48,005
Depreciation and amortization of real estate assets related to noncontrolling interests	(40)	(40)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,316	4,552
Net loss on sales of real estate	1,520	472
Impairment of real estate	103,134	532
FFO attributable to common stockholders	$77,175	$113,431
CCP merger and transition costs	106	966
Provision for (recovery of) doubtful accounts and loan losses, net	1,207	(864)
Other normalizing items (1)	6,934	(1,908)
Normalized FFO attributable to common stockholders	$85,422	$111,625
FFO attributable to common stockholders	$77,175	$113,431
Merger and acquisition costs (2)	6	330
Stock-based compensation expense	2,775	1,135
Straight-line rental income adjustments	(5,468)	(11,563)
Amortization of above and below market lease intangibles, net	4,304	(684)
Non-cash interest income adjustments	(562)	(570)
Non-cash interest expense	2,561	2,481
Provision for doubtful straight-line rental income, loan losses and other reserves	1,207	2,181
Other non-cash adjustments related to unconsolidated joint venture	1,115	233
Other non-cash adjustments	52	15
AFFO attributable to common stockholders	$83,165	$106,989
CCP transition costs	102	632
Recovery of doubtful cash income	—	(968)
Other normalizing items (1)	1,030	(1,908)
Normalized AFFO attributable to common stockholders	$84,297	$104,745
Amounts per diluted common share attributable to common stockholders:
Net (loss) income	$(0.44)	$0.34
FFO	$0.43	$0.64
Normalized FFO	$0.48	$0.63
AFFO	$0.46	$0.60
Normalized AFFO	$0.47	$0.58
Weighted average number of common shares outstanding, diluted:
Net (loss) income	178,385,984	178,516,388
FFO and Normalized FFO	178,936,854	178,516,388
AFFO and Normalized AFFO	179,709,444	179,266,983

(1)	Other normalizing items for FFO and AFFO include un-reimbursed triple-net operating expenses. In addition, other normalizing items for FFO for the three months ended
March 31, 2019 includes $5.9 million of write-offs related to above/below market rent intangibles. The three months ended March 31, 2018 also includes a contingency fee of $2.0 million earned during the period related to a legacy CCP investment.

(2)	Merger and acquisition costs primarily relate to the CCP merger.

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REPORTING DEFINITIONS

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income.

Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to our unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, straight-line rental income adjustments, amortization of above and below market lease intangibles, non-cash interest income adjustments, non-cash interest expense, change in fair value of contingent consideration, non-cash portion of loss on extinguishment of debt, provision for doubtful straight-line rental income, loan losses and other reserves and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and our share of non-cash adjustments related to our unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance

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REPORTING DEFINITIONS

with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

REVPOR
REVPOR represents the average revenues generated per occupied room per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues divided by average monthly occupied room days. REVPOR includes only Stabilized Facilities. REVPOR for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.

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